DENNIS W. BERSCH
                   CERTIFIED PUBLIC ACCOUNTANTS



       CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                    Oak Brook Capital II, Inc.
                (Predecessor corporation to APPI)

                       Dated: June 22, 1999

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 25, 1999 appearing on page F-2 of Oak Brook Capital II, Inc. Registration Statement on Form 10SB12G for the year ended December 31, 1998. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.

                                        /s/  Dennis W. Bersch

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                                        Dennis W. Bersch